Exhibit 99.1

NEXMETALS BEGINS TRADING ON THE NASDAQ UNDER THE SYMBOL NEXM

Vancouver, British Columbia, July 16, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (formerly Premium Resources Ltd.) (the “Company or NEXM”) is pleased to announce that its common shares (the “Common Shares”) will begin trading today on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NEXM”.

Upon commencement of trading on Nasdaq, the Company’s Common Shares will cease to be quoted on the OTC Pink Markets. NexMetals will continue to trade on the TSX Venture Exchange (the “TSXV”) under the symbol “NEXM”.

Morgan Lekstrom, CEO of the Company, commented: “The successful uplisting to Nasdaq is a transformative milestone in our growth strategy. This listing reflects our continued disciplined execution, and our confidence in our renewed strategy to accelerate long-term value for our investors while strengthening our global presence and platform for future strategic partnerships.”

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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